Exhibit 99.1

First Amendment

to Amended and Restated Bylaws

of Addus HomeCare Corporation

This First Amendment to Amended and Restated Bylaws of Addus HomeCare Corporation (this “Amendment”) was adopted by the unanimous written consent of the Board of Directors of Addus HomeCare Corporation (the “Corporation”) on April 29, 2013 in accordance with Section 7.7(b) of the Amended and Restated Bylaws of the Corporation (the “Bylaws”). Unless otherwise specified herein, capitalized terms used in this Amendment have the same meanings ascribed to them in the Bylaws.

NOW, THEREFORE, the parties hereto hereby amend the Bylaws as follows:

1. Section 1.11(c)(2)(B) of the Bylaws shall be deleted in its entirety and replaced by the following:

(B) In the case of an annual meeting of stockholders of the Corporation, to be timely, any such written notice of a proposal of Business pursuant to Section 1.11(a)(3) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than one hundred twenty (120) days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of the stockholders.